UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 10-SB

                                   Amendment 1


                   General Form for Registration of Securities
                  of Small Business Issuers Under Section 12(g)
                     of the Securities Exchange Act of 1934

                       EAST COAST GROUP INVESTMENTS, INC.
                 (Name of Small Business Issuer in its charter)

                                     FLORIDA
         (State or other jurisdiction of incorporation or organization)

                                   20-0185847
                      (I.R.S. Employer Identification No.)

                       120 N. U.S. Highway One, Suite 100
                                  Tequesta, FL
                    (Address of principal executive offices)

                                      33469
                                   (Zip Code)

                    Issuer's telephone number: (561) 747-0244

                        --------------------------------

               Securities to be registered under Section 12(g) of
                                    the Act:

             Title of each class Name of each exchange on which each
                  to be so registered class is to be registered
            ------------------- ------------------------------------

                                     -NONE-

               Securities to be registered under Section 12(g) of
                                    the Act:

                          COMMON STOCK $.001 PAR VALUE
                                (Title of Class)

                                TABLE OF CONTENTS


PART I........................................................................3

   ITEM 1.  DESCRIPTION OF BUSINESS...........................................3
   ITEM 2.  PLAN OF OPERATION.................................................7
   ITEM 3.  DESCRIPTION OF PROPERTY..........................................12
   ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...12
   ITEM 5.  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.....13
   ITEM 6.  EXECUTIVE COMPENSATION.........................................15
   ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.................16
   ITEM 8.  DESCRIPTION OF SECURITIES......................................16

PART II......................................................................16

   ITEM 1.  MARKET FOR COMMON EQUITIES AND RELATED STOCKHOLDER MATTERS....16
   ITEM 2.  LEGAL PROCEEDINGS...............................................18
   ITEM 3.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS..................18
   ITEM 4.  RECENT SALES OF UNREGISTERED SECURITIES.........................18
   ITEM 5.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.......................18

PART F/S..................................................................20

   FINANCIAL STATEMENTS...................................................F-1

PART III.....................................................................31

   ITEM 1.  INDEX TO EXHIBITS.............................................31

                                     PART I

Item 1. Description of Business

         East Coast Group Investments, Inc. (the "Company" or "Registrant"), was incorporated under the laws of the State of Florida on August 26, 2003 for the purpose of engaging in any lawful activity as stated in the Articles of Incorporation. See Exhibit 2(i) at E-1. The Bylaws of the Company are included as Exhibit 2(iii), Page E-6.

         The only activities undertaken by the Company since its inception has been the issuing of 3,000,000 shares of the Company's common stock to its original shareholders, which stock was issued in exchange for services rendered of $3,000 (average price of $0.001 per share), and are presently held by 2 persons. As such, the Company can be defined as a "shell" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity. See "Item 2 - Plan of Operation" for a more detailed description of the proposed business plan of the Company.

         The Company is filing this registration statement on a voluntary basis because the primary attraction of the Company as a merger partner or acquisition vehicle will be its status as a public company. Any business combination or transaction will likely result in a significant issuance of shares and substantial dilution to present stockholders of the Company.

         The proposed business activities described herein classify the Company as a "blank check company" as defined in the Securities Act of 1933, as amended,
Section 7(b)(3), with the exception that this registration does not involve any offering of the Company common stock. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in the Company's securities until such time as the Company has successfully implemented its business plan described herein.

        The Company's business is subject to numerous risk factors, including the following:

        No Operating History or Revenue and Minimal Assets. The Company has had a limited operating history and has not generated any revenues or earnings from operations. The Company has no significant assets or financial resources. The Company will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in the Company incurring a net operating loss which will increase continuously until the Company can consummate a business combination with a profitable business opportunity. There is no assurance that the Company can identify such a business opportunity and consummate such a business combination.

        Speculative Nature of Company's Proposed Operations. The success of the Company's proposed plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combinations with entities having established operating histories, there can be no assurance that the Company will be successful in locating candidates meeting such criteria. In the event the Company completes a business combination, of which there can be no assurance, the success of the Company's operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond the Company's control.

        Scarcity of and Competition for Business Opportunities and Combinations. The Company is and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be desirable target candidates for the Company. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than the Company and, consequently, the Company wil1 be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, the Company will also compete in seeking merger or acquisition candidates with numerous other small public companies.

        No Agreement for Business Combination or Other Transaction - No Standards for Business Combination. The Company has no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity. There can be no assurance the Company will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. Management has not identified any particular industry or specific business within an industry for evaluation by the Company. There is no assurance the Company will be able to negotiate a business combination on terms favorable to the Company. The Company has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require a target business opportunity to have achieved, and without which the Company would not consider a business combination in any form with such business opportunity. Accordingly, the Company may enter into a business combination with a business opportunity having no significant operating history, losses, limited or no potential for earnings, limited assets, negative net worth or other negative characteristics.

         Continued Management Control, Limited Time Availability. While seeking a business combination, management anticipates devoting up to twenty hours per month to the business of the Company. None of the Company's officers has entered into a written employment agreement with the Company and none is expected to do so in the foreseeable future. The Company has not obtained key man life insurance on any of its officers or directors. Notwithstanding the combined limited experience and time commitment of management, loss of the services of any of these individuals would adversely affect development of the Company's business and its likelihood of continuing operations. See "Management."

         Conflicts of Interest - General. Officers and directors of the Company may in the future participate in business ventures which could be deemed to compete directly with the Company. Additional conflicts of interest and non-arms-length transactions may also arise in the future in the event the Company's officers or directors are involved in the management of any firm with which the Company transacts business. Management has adopted a policy that the Company will not seek a merger with, or acquisition of, any entity in which management serve as officers, directors or partners, or in which they or their family members own or hold any ownership interest.

         Reporting Requirements May Delay or Preclude Acquisition. Sections 13 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), require companies subject thereto to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the 1934 Act are applicable.

         Lack of Market Research or Marketing Organization. The Company has neither conducted, nor have others made available to it, results of market research indicating that market demand exists for the transactions contemplated by the Company. Moreover, the company does not have, and does not plan to establish, a marketing organization. Even in the event demand is identified for a merger or acquisition contemplated by the Company, there is no assurance the Company will be successful in completing any such business combination.

         Lack of Diversification. The Company's proposed operations, even if successful, will in all likelihood result in the Company engaging in a business combination with a business opportunity. Consequently, the Company's activities may be limited to those engaged in by business opportunities which the Company merges with or acquires. The Company's inability to diversify its activities into a number of areas may subject the Company to economic fluctuations within a particular business or industry and therefore increase the risks associated with the Company's operations.

         Regulation. Although the Company will be subject to regulation under the Securities Exchange Act of 1934, management believes the Company will not be subject to regulation under the Investment Company Act of 1940, insofar as the Company will not be engaged in the business of investing or trading in securities. In the event the Company engages in business combinations which result in the Company holding passive investment interests in a number of entities, the Company could be subject to regulation under the Investment Company Act of 1940. In such event, the Company would be required to register as an investment company and could be expected to incur significant registration and compliance costs. The Company has obtained no formal determination from the Securities and Exchange Commission as to the status of the Company under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject the Company to material adverse consequences.

         Probable Change in Control and Management. A business combination involving the issuance of the Company's Common Shares will, in all likelihood, result in shareholders of a private company obtaining a controlling interest in the Company. Any such business combination may require management of the Company to sell or transfer all or a portion of the Company's Common Shares held by them, or resign as members of the Board of Directors of the Company. The resulting change in control of the Company could result in removal of one or more present officers and directors of the Company and a corresponding reduction in or elimination of their participation in the future affairs of the Company.

         Reduction of Percentage Share Ownership Following Business Combination. The Company's primary plan of operation is based upon a business combination with a private concern which, in all likelihood, would result in the Company issuing securities to shareholders of any such private company. The issuance of previously authorized and unissued Common Shares of the Company would result in reduction in percentage of shares owned by present and prospective shareholders of the Company and may result in a change in control or management of the Company.

         Disadvantages of Blank Check Offering. The Company may enter into a business combination with an entity that desires to establish a public trading market for its shares. A business opportunity may attempt to avoid what it deems to be adverse consequences of under-taking its own public offering by seeking a business combination with the Company. Such consequences may include, but are not limited to, time delays of the registration process, significant expenses to be incurred in such an offering, loss of voting control to public share-holders and the inability or unwillingness to comply with various federal and state laws enacted for the protection of investors.

         Taxation. Federal and state tax consequences will, in all likelihood, be major considerations in any business combination the Company may undertake. Currently, such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. The Company intends to structure any business combination so as to minimize the federal and state tax consequences to both the Company and the target entity; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A nonqualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction.

         Requirement of Audited Financial Statements May Disqualify Business Opportunities. Management of the Company believes that any potential business opportunity must provide audited financial statements for review, for the protection of all parties to the business combination. One or more attractive business opportunities may choose to forego the possibility of a business combination with the Company, rather than incur the expenses associated with preparing audited financial statements.

Item 2. Plan of Operation

         The Company intends to seek to acquire assets or shares of an entity actively engaged in business which generates revenues, in exchange for its securities. The Company has no particular acquisitions in mind and has not entered into any negotiations regarding such an acquisition. None of the Company's officer(s), director(s), promoters or affiliates have engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger between the Company and such other company as of the date of this registration statement.

         The Company's Board of Directors intends to provide the Company's shareholders with complete disclosure documentation concerning a potential business opportunity and the structure of the proposed business combination prior to consummation of the same, which disclosure is intended to be in the form of a proxy or information statement. While such disclosure may include audited financial statements of such a target entity, there is no assurance that such audited financial statements will be available. The Board of Directors does intend to obtain certain assurances of value of the target entity assets prior to consummating such a transaction, with further assurances that an audited statement would be provided within sixty days after closing of such a transaction. Closing documents relative thereto will include representations that the value of the assets conveyed to or otherwise so transferred will not materially differ from the representations included in such closing documents, or the transaction will be voidable.

         The Company has no full time employees. The Company's officer(s) and director(s) have agreed to allocate a portion of their time to the activities of the Company, without compensation. These officer(s) and director(s) anticipate that the business plan of the Company can be implemented by their devoting an aggregate of approximately 20 hours per month to the business affairs of the Company and, consequently, conflicts of interest may arise with respect to the limited time commitment by such officers. See "Management - Resumes."

         The Company's officer(s) and director(s) may, in the future, become involved with other companies who have a business purpose similar to that of the Company. As a result, additional potential conflicts of interest may arise in the future. If such a conflict does arise and an officer or director of the Company is presented with business opportunities under circumstances where there may be a doubt as to whether the opportunity should belong to the Company or another "blank check" company they are affiliated with, they will disclose the opportunity to all such companies. If a situation arises in which more than one company desires to merge with or acquire that target company and the principals of the proposed target company have no preference as to which company will merger or acquire such target company, the company which first filed a registration statement with the Securities and Exchange Commission will be entitled to proceed with the proposed transaction.

General Business Plan

        The Company's purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation. The Company will not restrict its search to any specific business, industry, or geographical location and the Company may participate in a business venture of virtually any kind or nature. This discussion of the proposed business is purposefully general and is not meant to be restrictive of the Company's virtually unlimited discretion to search for and enter into potential business opportunities. Management anticipates that it may be able to participate in only one potential business venture because the Company has nominal assets and limited financial resources. See Item F/S, "Financial Statements." This lack of diversification should be considered a substantial risk to shareholders of the Company because it will not permit the Company to offset potential losses from one venture against gains from another.

         The Company may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. The Company may acquire assets and establish wholly-owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

         The Company has, and will continue to have, minimal capital with which to provide the owners of business opportunities with any significant cash or other assets. However, management believes the Company will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the cost and time required to become publicly registered on its own accord. The owners of the business opportunities will, however, incur significant legal and accounting costs, including the costs of preparing Form 8-Ks, 10Ks or 10-KSBs, agreements and related reports and documents. The Securities Exchange Act of 1934 specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the 34 Act. Nevertheless, the officers and directors of the Company have not conducted market research and are not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

         The analysis of new business opportunities will be undertaken by, or under the supervision of, the officer(s) and director(s) of the Company, none of whom is a professional business analyst. Management intends to concentrate on identifying preliminary prospective business opportunities which may be brought to its attention through present associations of the company's officer(s) and director(s), or by the Company's shareholders or its legal counsel or other professional persons with whom the Company or its principals associate. In analyzing prospective business opportunities, management will consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of the Company; the potential for growth or expansion; the potential for profit; the perceived public recognition of acceptance of products, services, or trades; name identification; and other relevant factors. Officers and directors of the Company will meet personally with management and key personnel of the business opportunity as part of their investigation. To the extent possible, the Company intends to utilize written reports and personal investigation to evaluate the above factors. The Company will not acquire or merge with any company for which audited financial statements cannot be obtained within a reasonable period of time after closing of the proposed transaction.

         Management of the Company, while not especially experienced in matters relating to the business of the Company, shall rely upon their own efforts in accomplishing the business purposes of the Company. It is not anticipated that any outside consultants or advisors, other than the Company's legal counsel and accountants, will be utilized by the Company to effectuate its business purposes described herein. There have been no contracts or agreements with any outside consultants and none are anticipated in the future.

         The Company will not restrict its search for any specific kind of firms, but may acquire a venture which is in its preliminary or development stage, which is already in operation, or in essentially any stage of its corporate life. It is impossible to predict at this time the status of any business in which the Company may become engaged, in that such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which the Company may offer. However, the Company does not intend to obtain funds in one or more private placements to finance the operation of any acquired business opportunity until such time as the Company has successfully consummated such a merger or acquisition.

Acquisition of Opportunities

         In implementing a structure for a particular business acquisition, the Company may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. It may also acquire stock or assets of an existing business. On the consummation of a transaction, it is probable that the present management and shareholders of the Company will no longer be in control of the Company. In addition, the Company's director(s) may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of the Company's shareholders or may sell their stock in the Company. Any and all such sales will only be made in compliance with the securities laws of the United states and any applicable state.

         It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of its transaction, the Company may agree to register all or a part of such securities. The issuance of substantial additional securities and their potential sale into any trading market which may develop in the Company's securities may have a depressive effect on the value of the Company's securities in the future, if such a market develops, of which there is no assurance.

        While the actual terms of a transaction to which the Company may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under Sections 368 or 351 of the Internal Revenue Code (the "Code"). In order to obtain tax-free treatment under the Code, it may be necessary for the owners of the acquired business to own 80% or more of the voting stock of the surviving entity. In such event, the shareholders of the Company would retain 20% or less of the issued and outstanding shares of the surviving entity, which would result in significant dilution in the equity of such shareholders.

        As part of the Company's investigation, officer(s) and director(s) of the Company will meet personally with management and key personnel, may visit and inspect material facilities, obtain independent analysis of verification of certain information provided, check references of management and key personnel and take other reasonable investigative measures, to the extent of the company's limited financial resources and management expertise. The manner in which the Company participates in an opportunity will depend on the nature of the opportunity, the respective needs and desires of the Company and other parties, the management of the opportunity and the relative negotiation strength of the Company and such other management.

        With respect to any merger or acquisition, negotiations with target company management is expected to focus on the percentage of the Company which target company shareholders would acquire in exchange for all of their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, the Company's shareholders will in all likelihood hold a substantially lesser percentage ownership interest in the Company following any merger or acquisition. Any merger or acquisition effected by the Company can be expected to have a significant dilutive effect on the percentage of shares held by the Company's shareholders. While management of the Company anticipates obtaining the approval of the shareholders of the Company via a proxy or information statement, the effect will be to virtually assure such approval where management supports such a business transaction because management presently owns 100% of the issued and outstanding shares of the Company.

        The Company will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require some specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing, will outline the manner of bearing costs, including costs associated with the Company's attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

        As stated hereinabove, the Company will not acquire or merge with any entity which cannot provide independent audited financial statements within a reasonable period of time after closing of the proposed transaction. The Company is subject to all of the reporting requirements included in the Exchange Act. Included in these requirements is the affirmative duty of the Company to file independent audited financial statements as part of its Form 8-K to be filed with the Securities and Exchange Commission upon consummation of a merger or acquisition, as well as the Company's audited financial statements included in its annual report on Form 10-K (or 10-KSB, as applicable). If such audited financial statements are not available at closing, or within time parameters necessary to insure the Company's compliance with the requirements of the Exchange Act, or if the audited financial statements provided do not conform to the representations made by the candidate to be acquired in the closing documents, the closing documents will provide that the proposed transaction will be voidable, at the discretion of the present management of the Company. If such transaction is voided, the agreement will also contain a provision providing for the acquisition entity to pay for all costs associated with the proposed transaction.

Item 3. Description of Property

        The Company has no real properties or leasehold interests and at this time has no agreements to acquire any properties. The Company intends to attempt to acquire assets or a business in exchange for its securities which assets or business is determined to be desirable for its objectives.

        The Company's principal place of business is located at 120 N. U.S. Highway One, Suite 100, Tequesta, Florida 33469, which offices are provided by Merit First, Inc. whose principals, John O'Keefe and Vicki Lavache, are shareholders and/or officer(s), director(s) or promoter(s) of the Company, on a rent-free basis pursuant to an oral agreement. Messrs. O'Keefe and Lavache have advised the Company that they are agreeable to maintain this situation until the Company successfully consummates an acquisition or merger. It is anticipated that this arrangement will be suitable for the needs of the Company for the foreseeable future.

Item 4. Security Ownership of Certain Beneficial Owners and
Management

        The table below lists the beneficial ownership of the Company's voting securities by each person known by the Company to be the beneficial owner of more than 5% of such securities, as well as the securities of the Company beneficially owned by all directors and officers of the Company. The shareholders listed possess sole voting and investment power with respect to the shares shown. There are no voting trusts or similar arrangements in effect.

                         Name and               Amount and
                         Address of             Nature of
                         Beneficial           Beneficial             Percent of
Title of Class           Owner                  Owner                    Class

Common                 John M. O'Keefe, Sr.       1,650,000             55%
                       8671 SE Somerset Island Way
                       Jupiter, FL 33458

Common                 Vicki J. Lavache (1)       1,350,000          45%
                       1510 Seabrook Road
                       Jupiter, FL 33469

Common                 All Officers & Directors   1,350,000          45%
                       as a Group (1 person)

(1) Officer and/or director of the Company.

         The Company has no warrants, options, rights, conversion privileges, or similar obligations in effect.


         The Securities and Exchange Commission (in a letter dated January 21, 2000 to Mr. Ken Worm, Assistant Director OTC Compliance Unit of NASD Regulation, Inc.) has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an "underwriter" under the Securities Act when reselling the securities of a blank check company. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.


Item 5. Directors, Executive officers, Promoters and Control Persons.

The director(s) and officer(s) of the Company are as follows:

Name                                Age           Position

Vicki J. Lavache                     56         President,
                                              Secretary/Treasurer.
                                                Director



         Ms. Lavache may be considered a "promoter" of the Company. Majority shareholder John O'Keefe may also be considered a "promoter" of the company.

         The above listed officer(s) and director(s) will serve until the next annual meeting of the shareholders or until death, resignation, retirement, removal, or disqualification, or until successors have been duly elected and qualified. There is no family relationship between any executive officer and the directors of the Company.

         There are no arrangements, agreements or understandings between non-management shareholders and management under which nonmanagement shareholders may, directly or indirectly, participate in or influence the management of the Company's affairs.

Resumes

         Officer/Director Vicki Lavache serves as secretary of Merit First, Inc., an investment banking firm in Tequesta, Florida which was formed in June 1996 and specializes in advising development stage enterprises concerning finance. Prior to that, she served as secretary of Eutro Group Holding, Inc.(1995), a publicly-traded company located in Jupiter, Florida in the medical diagnostic business. From 1986 through 1999 she owned Executive Line Business Services, Inc. in Jupiter, Florida, a private company that provides secretarial, bookkeeping and other business services to select clientele.

         Majority shareholder and promoter John O'Keefe serves as President/Treasurer of Merit First, Inc. an investment banking firm in Tequesta, Florida which was formed in June 1996, that specializes in advising development stage enterprises concerning finance. Prior to that, he served as Vice President of Eutro Group Holding, Inc.(1993-1996), a publicly-traded company located in Jupiter, Florida in the medical diagnostic business.

Previous "Blind Pool" Experience.


         Ms. Vicki Lavache, President, Secretary/Treasurer and director of the Company, is secretary and a director of Banner Holding Corp., a "blank check" company ("Banner"), which filed a registration statement in September 1998 with the Securities and Exchange Commission ("SEC"), pursuant to the Securities Act of 1933, as amended (the "Offering"). Ms. Lavache also served as a director of reporting companies Zenith Holding Corp., Liege Holding, Inc., Haven Holding, Inc., and Greenhold Group, Inc., in 2000 at the time each filed a registration statement with the Securities and Exchange Commission. The companies have since been acquired by new owners and she is no longer affiliated with them. John O'Keefe served as a promoter for each of the above-mentioned companies. He remains a promoter for Banner Holding Corp., but is not currently affiliated with the others listed.

         The chart below lists prior, and present blank check experience involving officers, directors and promoters of the Company.


                       Registration Form
                       Auto Effective Date*      Cleared by   Current Operating
Corporation              File Number               SEC               Status

                      Form SB-2 (419 Offering)
Banner Holding Corp.   Filed: 6/19/98          4/14/00      Seeking target.
                       #333-57043

                     Post Effective Amendment        Offering expired 10/20/01
                     Filed: 2/26/02         3/04/02  Funds returned. Terminate
                      #333-57043                                the offering.

                    Form 8-A                           Has not entered into an
                   Filed: 3/10/00         4/20/00      agreement for a business
                   #0-29909                           combination at this time.


                      Form 10-SB               Change in ownership 4/1/02. Form
Liege Holding, Inc.   Filed: 3/17/00   8/17/00      3 was filed on 5/8/02.
                      #0-29979


                   Form 10-SB                             Change in ownership
Haven Holding, Inc. Filed: 3/17/00   8/17/00      4/1/02.  Form 3 was filed on
                    #0-29977                                        5/8/02.



                    Form 10-SB                      Change in ownership 4/1/02.
Zenith Holding Corp. Filed: 2/1/00     4/01/00      Form 3 was filed on 5/8/02.
                       #0-29271


                     Form 10-SB                   Form 8-K was filed 1/05/01 to
Greenhold Group, Inc. Filed: 2/25/00  8/17/00      report change in control and
                      #0-29707                acquisition.  See Items 1, 2 & 7.


*Form 10-SB is automatically effective 60 days after filing.


Conflicts of Interest


        Company's management is associated with other firms involved in a range of business activities. Consequently, there are potential inherent conflicts of interest in their acting as officers and directors of the Company. Insofar as the officer(s) and director(s) are engaged in other business activities, management anticipates it will devote only a minor amount of time (5-10%) to the Company's affairs.


        The officer(s) and director(s) of the company are now and may in the future become shareholders, officers or directors of other companies which may be formed for the purpose of engaging in business activities similar to those conducted by the Company. Accordingly, additional direct conflicts of interest may arise in the future with respect to such individuals acting on behalf of the Company or other entities. Moreover, additional conflicts of interest may arise with respect to opportunities which come to the attention of such individuals in the performance of their duties or otherwise. The Company does not currently have a right of first refusal pertaining to opportunities that come to Management's attention insofar as such opportunities may relate to the Company's proposed business operations.

        The officer(s) and director(s) are, so long as they are officers or directors of the Company, subject to the restriction that all opportunities contemplated by the Company's plan of operation which come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to the company and the companies that they are affiliated with on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. If the Company or the companies in which the officers and directors are affiliated with both desire to take advantage of an opportunity, then said officers and directors would abstain from negotiating and voting upon the opportunity. However, all directors may still individually take advantage of opportunities if the Company should decline to do so. Except as set forth above, the Company has not adopted any other conflict of interest policy with respect to such transactions.

Investment Company Act of 1940

        Although the Company will be subject to regulation under the Securities Act of 1933 and the Securities Exchange Act of 1934, management believes the Company will not be subject to regulation under the Investment Company Act of 1940 insofar as the Company will not be engaged in the business of investing or trading in securities. In the event the Company engages in business combinations which result in the Company holding passive investment interests in a number of entities, the Company could be subject to regulation under the Investment Company Act of 1940. In such event, the Company would be required to register as an investment company and could be expected to incur significant registration and compliance costs. The Company has obtained no formal determination from the Securities and Exchange Commission as to the status of the Company under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject the Company to material adverse consequences. The Company's Board of Directors unanimously approved a resolution stating that it is the Company's desire to be exempt from the Investment Company Act of 1940.

Item 6. Executive Compensation.

         None of the Company's officer(s) and/or director(s) receives any compensation for their respective services rendered unto the Company, nor have they received such compensation in the past. They all have agreed to act without compensation until authorized by the Board of Directors, which is not expected to occur until the Company has generated revenues from operations after consummation of a merger or acquisition. As of the date of this registration statement, the Company has no funds available to pay directors. Further, the director(s) are not accruing any compensation pursuant to any agreement with the Company.

         It is possible that, after the Company successfully consummates a merger or acquisition with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of the Company's management for the purposes of providing services to the surviving entity, or otherwise provide other compensation to such persons. However, the Company has adopted a policy whereby the offer of any post-transaction remuneration to members of management will not be a consideration in the Company's decision to undertake any proposed transaction.

         It is possible that persons associated with management may refer a prospective merger or acquisition candidate to the Company. In the event the Company consummates a transaction with any entity referred by associates of management, it is possible that such an associate will be compensated for their referral in the form of a finder's fee. It is anticipated that this fee will be either in the form of restricted common stock issued by the Company as part of the terms of the proposed transaction, or will be in the form of cash consideration. However, if such compensation is in the form of cash, such payment will be tendered by the acquisition or merger candidate, because the Company has insufficient cash available. The amount of such finder's fee cannot be determined as of the date of this registration statement, but is expected to be comparable to consider-ation normally paid in like transactions. No member of management of the Company will receive any finders fee, either directly or indirectly, as a result of their respective efforts to implement the Company's business plan outlined herein.

Item 7. Certain Relationships and Related Transactions.

        There have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-B.

Item 8. Description of Securities.

         Common Stock

         The Company is authorized to issued 50,000,000 (Fifty Million) shares of common stock, with a par value of $0.001 per share. Each share of common stock has one vote.

         There are no fixed rights to dividends on the common stock. Dividends may be paid in cash, stock or otherwise as determined by the Board of Directors from funds lawfully available for such distributions.

         The Articles of Incorporation do not provide for any preemptive rights to shareholders. Consequently, under Florida law the shareholders do not have preemptive rights.

         All shares of common stock when issued shall be fully paid and shall be non-assessable.


                                     PART II

Item 1. Market Price for Common Equity and Related Stockholder Matters.

         There is no trading market for the Company's Common Stock at present and there has been no trading market to date. Management has not undertaken any discussions, preliminary or otherwise, with any prospective market maker concerning the participation of such market maker in the aftermarket for the Company's securities and management does not intend to initiate any such discussions until such time as the Company has consummated a merger or acquisition. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue.

        a. Market Price. The Company's Common Stock is not quoted at the present time.

         Effective August 11, 1993, the Securities and Exchange Commission adopted Rule 15g-9, which established the definition of a "penny stock," for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form: (i) sets forth the basis on which the broker or dealer made the suitability deter-mination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

        The National Association of Securities Dealers, Inc., (the "NASD"), which administers NASDAQ, has recently made changes in the criteria for continued NASDAQ eligibility. In order to continue to be included on NASDAQ, a company must maintain $2,500,000 in total assets, a $1,000,000 market value of its publicly-traded securities. In addition, continued inclusion requires two market-makers and a minimum bid price of $1.00 per share, provided, however, that if a company falls below such minimum bid price it will remain eligible for continued inclusion on NASDAQ if the market value of its publicly traded securities is at least $1,000,000 and the Company has $2,000,000 in capital and surplus.

        Management intends to strongly consider undertaking a transaction with any merger or acquisition candidate which will allow the Company's securities to be traded without the aforesaid limitations. However, there can be no assurances that, upon a successful merger or acquisition, the company will qualify its securities for listing on NASDAQ or some other national exchange, or be able to maintain the maintenance criteria necessary to insure continued listing. The failure of the Company to qualify its securities or to meet the relevant maintenance criteria after such qualification in the future may result in the discontinuance of the inclusion of the Company's securities on a national exchange. In such events, trading, if any, in the Company's securities may then continue in the non-NASDAQ over-the-counter market. As a result, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's securities.

                                                     b. Holders. There are 2
shareholders of record of the

Company's Common Stock. All of the issued and outstanding shares of the Company's Common Stock were issued in accordance with the exemption from registration afforded by Section 4(2) of the Securities Act of 1933. The shares as issued are restricted under Rule 144. East Coast Group is aware of a letter from the Securities and Exchange Commission (dated January 21, 2000) to Mr. Ken Worm, Assistant Director OTC Compliance Unit of NASD Regulation, Inc. East Coast Group is further aware that the 3,000,000 shares issued in exchange for services will have to be registered pursuant to the Securities Act of 1933 before such shares can be freely traded.


         c. Dividends. The Company has not paid any dividends to date, and has no plans to do so in the immediate future.

Item 2. Legal Proceedings.

     There is no litigation of any type whatsoever pending or threatened by or against the Company, its officers and its directors.

Item 3. Changes in and Disagreements With Accountants on Accounting and Financial Disclosure.

        The Company has not changed accountants during the previous two year period prior to the date of this registration statement and there are no disagreements with the findings of said accountants.

Item 4. Recent Sales of Unregistered Securities.


        The Company has not publicly issued any of its securities during the two-year period preceding the date of this Registration State-ment. All of the shares of Common Stock of the Company previously issued have been issued for investment purposes in a "private trans-action" and are restricted shares as defined in Rule 144 under the Securities Act of 1933, as amended (the "Act"). The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination would act as an "underwriter" under the Securities Act when reselling the securities. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144 (reference SEC letter of 1/21/2000 to Mr. Ken Worm, NASD Regulation, Inc.) See
Item 4, Part I.


Item 5. Indemnification of Directors and Officers.

         ARTICLE VII of the Bylaws of the Company, entitled "INDEMNIFICATION AND INSURANCE" provides as follows:

"SECTION 1.  INDEMNIFICATION UNDER BCA SECTION 607.0850
         The corporation shall have the power to indemnify any director, officer, employee, or agent of the corporation as provided in Section 607.0850 of the Business Corporation Act.

SECTION 2.  ADDITIONAL INDEMNIFICATION

         The corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any Bylaw, agreement, vote of shareholders or dis-interested directors, or otherwise, both as to action in the person's official capacity and as to action in another capacity while holding such office. However, such further indemnification or advancement of expenses shall not be made in those instances specified in Section 607.0850(7)(a-d) of the Business Corporation Act."

         Florida Statute ss.607.0850 provides for the indemnification of a director and/or officer who is a party to any legal proceeding against them "... if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or pro-ceeding, had no reasonable cause to believe his or her conduct was unlawful."

         Florida Statute ss.607.0850(7) also provides that there shall be no indemnification to or on behalf of any director or officer if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute (a) a violation of criminal law unless the officer or director had reasonable cause to believe his or her conduct was unlawful; (b) a transaction whereby the director or officer derived an improper personal benefit; ( c) in the case of a director, a violation of his or her fiduciary duties; or (d) willful misconduct.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or controlling persons pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities & Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

                                    PART F/S
FINANCIAL STATEMENTS.

        Attached audited financial statements for East Coast Group Investments, Inc., covering the first active year of the corporation, for the fiscal period ending August 31, 2003 are submitted in compliance with Item 310 of Regulation S-B.

     No interim financial statements are included in Part F/S because no quarter of the current fiscal year has been completed as of the date of this filing.

                                EAST COAST GROUP INVESTMENTS, INC.
                                   (A Development Stage Company)

                              FINANCIAL STATEMENTS

                                          AUGUST 31, 2003

                                EAST COAST GROUP INVESTMENTS, INC.
                                  (A Development Stage Company)


                                             CONTENTS


                                                                       PAGE

Independent Auditor's Report ................................          F-1

Financial Statements:

 Balance Sheet ..............................................          F-2

 Statement of Operations ....................................          F-3

 Statement of Changes in Stockholders'
 Equity (Deficit) ...........................................          F-4

 Statement of Cash Flows ....................................          F-5

 Notes to Financial Statements ..............................          F-6 - F-8

Earl M. Cohen, C.P.A., P.A.
Certified Public Accountant
2505 N.W. Boca Raton Blvd., Suite 202
Boca Raton, Florida 33431
Tel: (561)347-1608  Fax:-(561)417-9984





INDEPENDENT AUDITOR'S REPORT



To The Board of Directors
East Coast Group Investments, Inc.

We have audited the accompanying balance sheet of East Coast Group Investments, Inc. (a development stage company), as of August 31, 2003 and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for the period from August 26, 2003 (inception) through August 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of East Coast Group Investments, Inc. (a development stage company) as of August 31, 2003 and the results of its operations and its cash flows for the period from August 26, 2003 (inception) through August 31, 2003 in conformity with accounting principles generally accepted in the United States.




                                                      /a/ Earl M. Cohen, C.P.A.
September 29, 2003
Boca Raton, Florida

                       EAST COAST GROUP INVESTMENTS, INC.
                                            (A Development Stage Company)
                                                    BALANCE SHEET
                                 AUGUST 31, 2003




                                     ASSETS

CURRENT ASSETS
 Cash                                                     $ -
                                                          ======




                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

STOCKHOLDERS' EQUITY (DEFICIT)
 Common stock, $.001 par value, 50,000,000
  shares authorized, 3,000,000 shares
  issued and outstanding ......................................         $ 3,000
 Additional paid-in capital ...................................              79
 Deficit accumulated during the development
  stage .......................................................          (3,079)
                                                                        -------

         Total Stockholders' Equity (Deficit) .................            --
                                                                        -------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
 (DEFICIT) ....................................................         $  --
                                                                        =======


















                Read accompanying Notes to Financial Statements.
                                                         F-2

                       EAST COAST GROUP INVESTMENTS, INC.
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS
         PERIOD FROM AUGUST 26, 2003 (INCEPTION) THROUGH AUGUST 31, 2003




REVENUES ................................................           $      --

EXPENSES
 General and administrative .............................                 3,079
                                                                    -----------

NET (LOSS) ..............................................           $    (3,079)
                                                                    ===========

(LOSS) PER SHARE ........................................           $      --
                                                                    ===========

WEIGHTED AVERAGE NUMBER OF SHARES
 OUTSTANDING ............................................             3,000,000
                                                                    ===========





























                Read accompanying Notes to Financial Statements.
                                                         F-3

                       EAST COAST GROUP INVESTMENTS, INC.
                          (A Development Stage Company)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
         PERIOD FROM AUGUST 26, 2003 (INCEPTION) THROUGH AUGUST 31, 2003


                                                                                Deficit
                                         Common Stock       Additional       Accumulated
                                       # of       Par       Paid-In    During the Development
                                      Shares     Value      Capital              Stage            Total

  August 26, 2003 - common
   shares issued to founders
 for services rendered              3,000,000    $3,000     $  -             $  -                $3,000

General and administrative
 expenses paid by affiliate
 recorded to additional
 paid-in capital                        -         -             79                -                  79

Net (loss) during period                -         -             -              (3,079)           (3,079)
                                    ---------   ------       ------           -------            ------

Balance - August 31, 2003           3,000,000    $3,000     $   79            $(3,079)           $ -
                                    =========    ======     ======            =======            ======









                             Read accompanying Notes to Financial Statements.
                                               F-4

                       EAST COAST GROUP INVESTMENTS, INC.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
         PERIOD FROM AUGUST 26, 2003 (INCEPTION) THROUGH AUGUST 31, 2003



CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss)                                                           $(3,079)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Common stock issued for services
     rendered .....................................................     3,000
                                                                       -------

NET CASH USED IN OPERATING ACTIVITIES ............................       (79)

CASH FLOWS FROM FINANCING ACTIVITIES:
 Increase in additional paid-in capital ...........................        79
                                                                    -------

NET INCREASE (DECREASE) IN CASH .................................      --

CASH - BEGINNING .................................................      --
                                                                    -------

  CASH - ENDING .................................................   $  --
                                                                   =======



SUPPLEMENTAL DISCLOSURES OF NONCASH
INVESTING AND FINANCING ACTIVITIES:

 Common shares issued to founders
 for services rendered ..............................................   $ 3,000
                                                                    =======















                Read accompanying Notes to Financial Statements.
                                       F-5

                       EAST COAST GROUP INVESTMENTS, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                 AUGUST 31, 2003



NOTE 1.  ORGANIZATION

                  East Coast Group Investments, Inc. was incorporated on August 26, 2003 under the laws of the State of Florida and has a fiscal year ending August 31. The company is a "shell" company, the purpose of which is to seek and consummate a merger or acquisition. Since inception, the Company has been dependent upon capital investment or other financing to fund its activities.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                  Income Taxes

                  Deferred income taxes are provided for differences between the basis of assets and liabilities for financial and income tax reporting. A valuation allowance is provided against deferred income tax assets in circumstances where management believes recoverability of a portion of the assets is not reasonably assured.

                  Income (Loss) Per Share

                  Income (loss) per share is computed by dividing net income
                  (loss) for the period by the weighted average number of shares outstanding.

                  Statement of Cash Flows

                  For purposes of this statement the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

                  Use of Estimates

                  Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and

                       EAST COAST GROUP INVESTMENTS, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                 AUGUST 31, 2003



NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         -----------------------------------------------------

                  Use of Estimates

                  assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Accordingly, actual results could vary from the estimates that were assumed in preparing the financial statements.

NOTE 3.  INCOME TAXES

                  As of August 31, 2003, no deferred income taxes have been recorded due to the Company having no history of profitable operations. Significant components of the Company's net deferred income tax asset are as follows:

                           Start-up expenditures                          $600
                           Less: Valuation allowance                      (600)
                                                                         ----

                           Net deferred income tax asset                  $ -
                                                                         ====


                  The reconciliation of income tax (benefit) computed at the federal statutory rate to income tax expense (benefit) is as follows:

                    Tax (benefit) at federal statutory rate           (15.00)%
                    State tax (benefit), net of federal
                     benefit                                            (3.63)
                    Valuation allowance                                 18.63
                                                                        ------

                    Tax provision (benefit)                           00.00%
                                                                        ======

                       EAST COAST GROUP INVESTMENTS, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                 AUGUST 31, 2003



NOTE 4.  RELATED PARTY TRANSACTIONS

                  Office Facilities

                  The Company shares office space with an affiliated company owned by one of the stockholders. No rent is being charged to the Company.

NOTE 5.  CAPITAL STOCK

                  The Company has authorized 50,000,000 common shares with a par value of $.001 per share. On August 26, 2003, 3,000,000 common shares were issued to the founders for services rendered totaling $3,000. As of August 31, 2003, 3,000,000 common shares were issued and outstanding.

                                    PART III

Item 1. Index to Exhibits

     Exhibit Number  Page Number  Description

          2(i) E-1 Articles of Incorporation of East Coast Group Investments, Inc..
          2(iii)                  E-6 Bylaws of East Coast Group Investments,
                                  Inc.

                                           SIGNATURES

        In accordance with Section 12 of the Securities & Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            EAST COAST GROUP INVESTMENTS, INC.
                                                                (Registrant)



Date:  October 23, 2003       By: /s/ Vicki J. Lavache
Amendment 1                       Vicki J. Lavache

                                      President